UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2014, Plug Power Inc. (the “Company”) and its wholly-owned subsidiary, Emergent Power Inc. (“Emergent Power”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ReliOn, Inc. (“ReliOn”) pursuant to which Emergent Power acquired substantially all of the assets of ReliOn, including patents, technology and other intangible assets, and equipment and other tangible assets (the “Acquisition”). ReliOn is a developer of hydrogen fuel cell stack technology based in Spokane, Washington.

As consideration for the Acquisition, the Company issued 530,504 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) and assumed certain specified liabilities of ReliOn. The Shares were valued at $4,000,000 based on the $7.54 closing sale price of the Company’s common stock on the Nasdaq Capital Market on April 1, 2014. Pursuant to the Asset Purchase Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the Shares.

As additional consideration for the Acquisition, the Company is required to make a cash payment in certain circumstances. In the event that all of the Shares are sold during the period ending at the close of trading on the Nasdaq Capital Market on April 7, 2014 and the gross sale proceeds (the “Sale Proceeds”) are less than $4,000,000, then the Company will make a cash payment (the “Cash Payment”) to ReliOn equal to the difference between $4,000,000 less the Sale Proceeds.

Pursuant to the Asset Purchase Agreement, the Company is required to repurchase the Shares in certain circumstances (the “Put Right”). The Put Right will become exercisable if the Company does not file and have effective by April 3, 2014 a registration statement covering the resale of the Shares, if such registration statement does not remain effective or if trading in the Company’s common stock on the Nasdaq Capital Market is suspended. If the Put Right becomes exercisable, it may be exercised, if at all, no later than April 10, 2014. If the Put Right is exercised, the Company will be required to repurchase all of the Shares for an aggregate cash purchase price of $4,000,000.

In connection with the Acquisition, ReliOn assigned to Cummins Inc. (“Cummins”), in satisfaction of certain debt owed to Cummins, the right to receive the Shares, the registration rights associated with the Shares, the right to the Cash Payment and the Put Right.

In connection with the Acquisition, Emergent Power and Cummins entered into a License Agreement pursuant to which Emergent Power granted to Cummins a non-exclusive, world-wide, royalty-free license to a portfolio of patents acquired as part of the Acquisition that relate generally to fuel cell systems.

A copy of the Asset Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Acquisition and the transactions and documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

On April 2, 2014, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 2, 2014, Emergent Power and the Company completed the Acquisition in accordance with the terms of the Asset Purchase Agreement. The information regarding the Acquisition set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits

a) Financial Statements of Businesses Acquired.

The financial statements required to be filed as part of this Current Report (if any) will be filed by the Company by amendment to this Current Report within 71 calendar days after the date this Current Report must be filed.

b) Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this Current Report (if any) will be filed by the Company by amendment to this Current Report within 71 calendar days after the date this Current Report must be filed.

d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of April 2, 2014 by and among Plug Power Inc., Emergent Power Inc. and ReliOn, Inc.

99.1	Press release of Plug Power Inc. issued April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 3, 2014	By:	/s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of April 2, 2014 by and among Plug Power Inc., Emergent Power Inc. and ReliOn, Inc.

99.1	Press release of Plug Power Inc. issued April 2, 2014

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